EXHIBIT 99.1

NetManage Reports Second Quarter 2007 Financial Results

CUPERTINO, Calif., July 23, 2007 (PRIME NEWSWIRE) -- NetManage, Inc. (Nasdaq:NETM), a software company that provides solutions for integrating, Web enabling and accessing enterprise information systems, today reported financial results for the second quarter ended June 30, 2007.

Net revenues for the second quarter of 2007 were $8.8 million, compared to $7.7 million in the first quarter of 2007 and $9.0 million reported for the second quarter of 2006. The Company reported net income for the second quarter of 2007 of $153,000, or $0.02 per fully diluted share, compared to a net loss of $3.6 million, or $0.37 per fully diluted share, including restructuring costs of $2.2 million, for the first quarter of 2007 and a net loss of $899,000 or $0.10 per fully diluted share for the second quarter of 2006.

The net income in the second quarter of 2007 includes a one time payment of $918,000 for a litigation settlement which was offset against operating expenses.

Cash, cash equivalents, and investments were $26.9 million at June 30, 2007, reflecting a decrease of $2.0 million of cash, cash equivalents and investments from March 31, 2007.

Management Commentary

"We have returned to profitability this quarter," said Zvi Alon, chairman, president and CEO of NetManage. "We continue to streamline the business and are starting to see improvements in our operating performance and results. During the quarter we signed 21 new technology deals. We remain focused on growing the business, developing new partnerships and achieving long-term profitability."

Customer Wins

During the quarter, the Company received new and renewed business from such customers as Kraft Foods, Medco Health, Ohio Department of Job & Family Services, Shimano, Inc., Sysco Foods and Viacom.

Recent Operational Highlights:

 * The Company signed a distribution agreement with Aquion Pty Ltd, a strategic software provider, to expand its channel strategy in
   Australia and New Zealand.

 * NetManage was named to the 2007 VARBusiness 500 for the first time and is included in its definitive list of the biggest and best solution providers in the North American IT reseller channel.

 * The Company announced that Banque Finama, a leading commercial bank in France, has deployed NetManage OnWeb to improve and unify the various business processes associated with its 21,000 customer accounts.

 * NetManage reconfirmed its commitment to customers by offering royalty-free source code licensing for Librados Adapters.

Conference Call Information

The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, July 23, 2007. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 719-457-2732 and entering pass code 1944917#. A playback of the conference call will be available on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 1944917#, until July 30, 2007.

NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

NetManage, Inc. (Nasdaq:NETM), is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

2007 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

The NetManage logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=2691

NetManage, the NetManage logo, the lizard-in-the-box logo, Chameleon and Chameleon design, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan, involve risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q, current reports on Forms 8-K and other documents filed with the Securities and Exchange Commission. Furthermore, NetManage is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

                            NETMANAGE, INC.
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                              (Unaudited)

                                                     June 30,   Dec. 31,
                                                      2007       2006
                                                     -------   -------
       Assets

 Cash, cash equivalents and short-term investments   $25,792   $28,046
 Accounts receivable, net                              6,491    10,186
 Prepaid expenses and other current assets             1,399     1,369
                                                     -------   -------

     Total current assets                             33,682    39,601

 Property and equipment, net                           1,749     2,243
 Goodwill                                              3,648     3,648
 Other intangibles and purchased technology, net         906     1,099
 Long-term investments                                 1,129       600
 Other long-term assets                                  174       162
                                                     -------   -------

       Total assets                                  $41,288   $47,353
                                                     =======   =======

     Liabilities and Stockholders' Equity

 Current liabilities                                 $ 6,441   $ 6,287
 Current deferred revenue                             13,596    15,927
                                                     -------   -------
     Total current liabilities                        20,037    22,214

 Long-term deferred revenue                            1,958     3,320
 Long-term income taxes payable                          189        --
 Other long-term liabilities                             773       642
                                                     -------   -------
     Total long-term liabilities                       2,920     3,962
                                                     -------   -------
       Total liabilities                              22,957    26,176

 Stockholders' equity                                 18,331    21,177
                                                     -------   -------

       Total liabilities and stockholders' equity    $41,288   $47,353
                                                     =======   =======

                           NETMANAGE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                           Three months ended      Six months ended
                                June 30,                June 30,
                            2007        2006        2007        2006
                          --------    --------    --------    --------
 Net revenues:
   License fees           $  2,804    $  3,179    $  4,574    $  5,902
   Services                  5,982       5,811      11,896      11,616
                          --------    --------    --------    --------

 Total net revenues          8,786       8,990      16,470      17,518
                          --------    --------    --------    --------

 Cost of revenues:
   License fees                264         215         534         415
   Services                    802         921       1,562       1,649
   Amortization of
    intangible assets           82          70         163         140
                          --------    --------    --------    --------
 Total cost of revenues      1,148       1,206       2,259       2,204
                          --------    --------    --------    --------

 Gross margin                7,638       7,784      14,211      15,314
                          --------    --------    --------    --------

 Operating expenses:

   Research and
    development              1,655       1,901       3,393       3,754
   Sales and marketing       4,739       5,259       9,781      10,230
   General and
    administrative           1,626       1,559       3,092       3,248
   Legal fee recovery         (918)         --        (918)         --
   Restructuring charge        388          61       2,584          25
   Amortization of
    intangible assets           15         105          30         210
                          --------    --------    --------    --------

 Total operating expenses    7,505       8,885      17,962      17,467
                          --------    --------    --------    --------

 Income (loss) from
  operations                   133      (1,101)     (3,751)     (2,153)

 Interest income and
  other, net                   326         232         628         540
 Foreign currency
  transaction loss            (271)        (19)       (208)        (22)
                          --------    --------    --------    --------

 Income (loss) before
  provision for income
  taxes                        188        (888)     (3,331)     (1,635)

 Provision for income
  taxes                         35          11          72          18
                          --------    --------    --------    --------

 Net income (loss)        $    153    $   (899)   $ (3,403)   $ (1,653)
                          ========    ========    ========    ========

 Net income (loss) per
  share:

     Basic                $   0.02    $  (0.10)   $  (0.36)   $  (0.18)
     Diluted              $   0.02    $  (0.10)   $  (0.36)   $  (0.18)

 Weighted average common
  shares and equivalent:
     Basic                   9,563       9,422       9,551       9,408
     Diluted                 9,815       9,422       9,551       9,408

CONTACT:  The Blueshirt Group
          Investors Contacts:
          Brinlea Johnson
            415-217-7722
            brinlea@blueshirtgroup.com
          Alex Wellins
            alex@blueshirtgroup.com